SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2006

Games, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-33345	75-2926440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

600 Vine Street, 4th Floor, Cincinnati, Ohio  45202

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (513) 721-3900

N/A

(Former name or former address, if changed since last report)

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

An amendment to the Certificate of Incorporation of Games, Inc. became effective on June 30, 2006.  The amendment effected a 1-for-10 reverse split of the company’s outstanding common stock and provides that any fractional shares resulting from the reverse split are to be repurchased by the company at their fair market value of $.02 per share immediately prior to the reverse split.  The amendment was authorized by the company’s stockholders at the company’s annual meeting of stockholders held on May 24, 2005 as described in the company’s Information Statement for such meeting which was filed with the Securities and Exchange Commission on Schedule 14C and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3(i)

Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GAMES, INC.

By: /s/Roger W. Ach, II

Roger W. Ach, II

President and Chief Executive Officer

Date: July 5, 2006